Exhibit 99.1

Franklin BSP Realty Trust, Inc. and Capstead Mortgage Corporation Announce Completion of Merger

NEW YORK, NY & DALLAS, TX – October 19, 2021 – Franklin BSP Realty Trust, Inc. (f/k/a Benefit Street Partners Realty Trust, Inc.) (“FBRT” or the “Company”) and Capstead Mortgage Corporation (NYSE: CMO) (“Capstead”) today announced the completion of their previously announced merger pursuant to the terms of the Agreement and Plan of Merger, dated as of July 25, 2021, as amended by the First Amendment to Agreement and Plan of Merger, dated as of September 22, 2021 (as amended, the “Merger Agreement”), by and among FBRT, Capstead, Rodeo Sub I, LLC, a wholly-owned subsidiary of FBRT, and FBRT’s external manager, Benefit Street Partners L.L.C. (“BSP”). After the close of trading on October 18, 2021, Capstead ceased to be publicly traded on the New York Stock Exchange (“NYSE”). At the open of trading on October 19, 2021, the combined company will trade on the NYSE under the ticker symbol “FBRT”.

Highlights of the Merger Completion

•	At the effective time of the merger, each issued and outstanding share of common stock of Capstead (“Capstead Common Stock”) was converted into the right to receive (i) from FBRT, 0.3288 newly-issued shares of common stock of FBRT (“FBRT Common Stock”), (ii) from FBRT, cash consideration of $0.21 per share and (iii) from BSP, cash consideration of $0.73 per share. As an illustrative example, a stockholder holding 10,000 shares of Capstead Common Stock would receive 3,288 shares of FBRT Common Stock from FBRT, $2,100.00 of cash consideration from FBRT and $7,300.00 of cash consideration from BSP. FBRT will pay cash in lieu of any fractional shares of FBRT Common Stock that would otherwise have been received as a result of the merger.

•	In addition, each outstanding share of Capstead’s 7.50% Series E Cumulative Redeemable Preferred Stock was converted into the right to receive one newly-issued share of FBRT’s 7.50% Series E Cumulative Redeemable Preferred Stock (the “FBRT Series E Preferred Stock”). At the open of trading on October 19, 2021, the FBRT Series E Preferred Stock will trade on the NYSE under the ticker symbol “FBRT PRE”.

•	Pursuant to the Merger Agreement, three former Capstead independent directors, Pat Augustine, Michelle Goolsby and Gary Keiser, were appointed to FBRT’s Board of Directors.

•	Common stock repurchase programs totaling $100 million will be available to support the combined company’s common stock trading level beginning approximately four weeks following the closing of the merger.

Richard J. Byrne, President and Chief Executive Officer of FBRT, said, “We are excited and look forward to the many opportunities that lay ahead as the fourth largest publicly-traded commercial mortgage REIT. Given our scale, focus on middle-market commercial real estate mortgages and our differentiated investment platform, we are well positioned to deliver attractive returns over the long-term. Leveraging BSP’s strong deal sourcing and underwriting capabilities supported by Franklin Templeton’s world class sponsorship, FBRT is poised to be an industry-leading mortgage REIT that we believe will continue to deliver strong growth and superior long-term value for our stockholders.”

Registered holders of Capstead Common Stock will have their shares of FBRT Common Stock posted to new accounts at SS&C Technologies Inc., the transfer agent for FBRT. Beneficial holders of Capstead Common Stock will have their shares of FBRT Common Stock posted to their individual accounts at their broker or financial institution, in accordance with the policies and procedures of such broker or financial institution.

The Company also announced that the Company’s Board of Directors has authorized a new $65 million share repurchase program. This program will be operative following the conclusion of the $35 million share repurchase program BSP agreed to implement in connection with the merger. The Company’s and BSP’s share repurchase programs authorize share repurchases at prices below the most recently reported book value per share as determined in accordance with GAAP.

Purchases made under the Company’s and BSP’s programs may be made through open market, block, and privately negotiated transactions, including Rule 10b5-1 plans, as permitted by securities laws and other legal requirements. The timing, manner, price and amount of any repurchases will be determined by the Company or BSP, as applicable, in its reasonable business judgment and consistent with the exercise of its legal duties and will be subject to economic and market conditions, stock price, applicable legal requirements and other factors. The Company share repurchase program does not obligate the Company to acquire any particular amount of common stock. The Company’s and BSP’s share repurchase programs will begin no later than four full calendar weeks after the closing date of the merger and remain open for 12 months thereafter or until the capital committed to the applicable repurchase program has been exhausted, whichever is sooner. Repurchases under the Company’s share repurchase program may be suspended from time to time at the Company’s discretion without prior notice.

Forward-Looking Statements

This communication includes forward-looking statements. These forward-looking statements generally can be identified by phrases such as “will,” “should,” “expects,” “anticipates,” “foresees,” “forecasts,” “estimates” or other words or phrases of similar import. Similarly, statements herein that describe the proposed transaction, including its financial and operational impact, the share repurchase program and other statements of management’s beliefs, intentions or goals also are forward-looking statements. It is uncertain whether any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do, what impact they will have on the results of operations and financial condition of the combined company or the price of FBRT stock. These forward-looking statements involve certain risks and uncertainties, many of which are beyond the parties’ control, that could cause actual results to differ materially from those indicated in such forward-looking statements, including but not limited to the risks and important factors contained and identified in FBRT’s filings with the Securities and Exchange Commission (“SEC”), including the proxy statement/prospectus filed with the SEC on September 7, 2021, as supplemented on September 23, 2021, and October 6, 2021, and its Quarterly Reports on Form 10-Q and Annual Report on Form 10-K, any of which could cause actual results to differ materially from the forward-looking statements. The forward-looking statements included in this communication are made only as of the date hereof. FBRT does not undertake any obligation to update the forward-looking statements to reflect subsequent events or circumstances, except as required by law.

About Franklin BSP Realty Trust

Franklin BSP Realty Trust, Inc. (f/k/a Benefit Street Partners Realty Trust, Inc.) (NYSE: FBRT) is a real estate investment trust that originates, acquires and manages a diversified portfolio of commercial real estate debt secured by properties located in the United States. As of September 30, 2021, FBRT had over $3 billion of assets. FBRT is externally managed by Benefit Street Partners L.L.C. For further information, please visit www.fbrtreit.com.

About Benefit Street Partners

Benefit Street Partners L.L.C. (“BSP”) is a leading credit-focused alternative asset management firm with over $33 billion in assets under management as of August 31, 2021. BSP manages assets across a broad range of complementary credit strategies, including private/opportunistic debt, structured credit, high yield, special situations, and commercial real estate. Based in New York, the BSP platform was established in 2008. BSP is a wholly owned subsidiary of Franklin Templeton. For further information, please visit www.benefitstreetpartners.com.

About Franklin Templeton

Franklin Resources, Inc. (NYSE:BEN) is a global investment management organization with subsidiaries operating as Franklin Templeton and serving clients in over 165 countries. Franklin Templeton’s mission is to help clients achieve better outcomes through investment management expertise, wealth management and technology solutions. Through its specialist investment managers, the company brings extensive capabilities in equity, fixed income, multi-asset solutions and alternatives. With offices in more than 30 countries and approximately 1,300 investment professionals, the California-based company has over 70 years of investment experience and over $1.5 trillion in assets under management as of September 30, 2021. For more information, please visit franklinresources.com.

Advisors

Credit Suisse Securities (USA) LLC served as financial advisor and Hunton Andrews Kurth LLP served as legal advisor to Capstead. Houlihan Lokey served as lead financial advisor, and Barclays served as financial advisor, to FBRT. Hogan Lovells US LLP served as legal advisor to FBRT.

Contacts

Investors:

Franklin BSP Realty Trust, Inc.

Lindsey Crabbe

(214) 874-2339

l.crabbe@benefitstreetpartners.com

Amy Theaumont

(617) 433-2543

a.theaumont@benefitstreetpartners.com

Media for Franklin BSP Realty Trust, Inc.:

Pholida Barclay

Franklin Templeton Corporate Communications

(212) 632-3204

pholida.barclay@franklintempleton.com

Prosek Partners: Kate Dillon

(518) 859-2892

kdillon@prosek.com